TOTAL SYSTEM SERVICES, INC.
Exhibit 10.1

                           TOTAL SYSTEM SERVICES, INC.
                             STOCK OPTION AGREEMENT
                              --------------------

     THIS AGREEMENT ("Agreement"), dated as of the______ day of ____________, by and between Total System Services, Inc. (the "Company"), a Georgia corporation having its principal office at 1200 6th Avenue, Columbus, Georgia, and (the "Option Holder"), an employee of the Company or a Subsidiary of the Company.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Board of Directors of the Company has adopted the Total System Services, Inc. 1992 Long-Term Incentive Plan (the "Plan"); and

     WHEREAS, the Company recognizes the value to it of the services of the Option Holder and intends to provide the Option Holder with added incentive and inducement to contribute to the success of the Company; and

     WHEREAS, the Company recognizes the potential benefits of providing employees the opportunity to acquire an equity interest in the Company and to more closely align the personal interests of employees with those of other shareholders; and

     WHEREAS, effective _______________, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company: (a) granted to the Option Holder, pursuant to Section 6 of the Plan, an Option in respect of the number of shares herein below set forth, (b) designated the Option a Non-Qualified Stock Option, and (c) fixed and determined the Option price and exercise and termination dates as set forth below.

     NOW THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

     1. The terms, provisions and definitions of the Plan are incorporated by reference and made a part hereof. All capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan except where otherwise noted.

     2. Subject to and in accordance with the provisions of the Plan, the Company hereby grants to the Option Holder a Non-Qualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of ________ shares of the Common Stock ($1.00 par value) of the Company at the purchase price of $ __________ per share, exercisable in the amounts and at the times set forth in this Paragraph 2, unless the Compensation Committee, in its sole and exclusive discretion, shall authorize the Option Holder to exercise all or part of the Option at an earlier date. The Option may be exercised on or after ___________, as provided in the Plan. Unless sooner terminated as provided in the Plan or in this Agreement, the Option shall terminate, and all rights of the Option Holder

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     hereunder  shall  expire on  _____________.  In no event may the  Option be exercised after _________________.

     3. The Option, or any part thereof, may, to the extent that it is exercisable, be exercised in the manner provided in the Plan. Payment of the aggregate Option price for the number of shares purchased and any withholding taxes shall be made in the manner provided in the Plan.

     4. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and only while the Option Holder is in the employ of the Company, except as otherwise provided in the Plan.

     5. Except as provided in the Plan, the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

     6. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company's Stock, any necessary adjustment shall be made in accordance with the provisions of Section 4 of the Plan.

     7. In the event of a Change of Control (as defined in Section 12 of the Plan), the provisions of Section 12 of the Plan shall apply.

     8. Any notice to be given to the Company shall be addressed to the Chairman of the Company at 1200 6th Avenue, Columbus, Georgia, 31901.

     9. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which the Option Holder is eligible.

     10. Nothing herein contained shall affect the right of the Company, subject to the terms of any written contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

     11. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date and year first written above.

TOTAL SYSTEM SERVICES, INC.


By:         ___________________________________


Title:      ___________________________________



OPTION HOLDER


SIGNATURE ___________________________________


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